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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-32064 of iPCS, Inc. of our report dated February 4, 2000, except for Notes 10 and 11, as to which the date is July 12, 2000, relating to the financial statements of Illinois PCS, LLC appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Davenport, Iowa
July 18, 2000